UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation)	333-115186 (Commission File Number)	68-0490898 (IRS Employer Identification No.)

95441 (Zip Code)

3250 Highway 128 East
Geyserville, California
(Address of principal executive offices)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

River Rock Entertainment Authority (the “Authority”) announced that, in connection with its ongoing offer to exchange its 9¾% Senior Notes due 2011 (the “Existing Notes”), as of December 5, 2011, the Authority had received tenders of an aggregate principal amount of Existing Notes of $184.07 million, which represents 92.03% of the total principal amount of outstanding Existing Notes.

These tenders also constitute consents to the adoption of certain amendments to the indenture governing the Existing Notes and related collateral documents and the waiver of existing defaults or events of default under the indenture and the right to have the Authority file reports with the Securities and Exchange Commission.  These amendments and waivers required the consent of holders of 66-2/3% in aggregate principal amount of the outstanding Existing Notes which has now been obtained.

The Authority also announced today that it has decided to increase the interest rate offered on the new 7½% tax-exempt Series B Senior Notes due 2018 (the “Series B Notes”) to 8.0% from 7.5% and to extend the consent date by which Holders who tender their Existing Notes and deliver corresponding consents will receive a consent premium to 12:00 Midnight (New York City time) on December 7, 2011.  Holders who have already tendered Existing Notes and delivered consents with respect thereto will be permitted to modify any previously-made election for new 9% Series A Senior Notes due 2018 (the “Series A Notes”) or new Series B Notes with respect to tendered Existing Notes until the withdrawal deadline.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The offer and consent solicitation is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. This report is not an offer to exchange any Existing Notes, a solicitation of an offer to exchange any Existing Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any of the Series A Notes or Series B Notes (collectively, the “New Notes”) or the solicitation of an offer to buy any New Notes.  The offer and consent solicitation is being made solely pursuant to an offering circular and consent solicitation statement and a related letter of transmittal and consent (collectively and, together with any amendment thereto, the “Offer Documents”), which have been furnished to the holders of the Existing Notes.  The Offer Documents set forth the complete terms of the offer and consent solicitation.  The Offer Documents contain forward-looking statements and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011
River Rock Entertainment Authority

	By:	/s/ David Fendrick
David Fendrick Chief Executive Officer